Exhibit 10.1

AMENDMENT NO. 5

TO

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 5 (this “Amendment”) is entered into as of September 22, 2014, by and among HUTCHINSON TECHNOLOGY INCORPORATED, a corporation organized under the laws of the State of Minnesota (“HTI”) (HTI and each other Person who becomes a Borrower under the Loan Agreement referred to below, each a “Borrower,” and collectively “Borrowers”), the financial institutions set forth on the signature pages hereto (each a “Lender” and collectively, “Lenders”) and PNC Bank, National Association as agent for Lenders (in such capacity, “Agent”).

BACKGROUND

Borrowers, Agent and Lenders are parties to a Revolving Credit and Security Agreement dated as of September 16, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

Borrowers have requested that Agent and Lenders (i) extend the term of the Loan Agreement from October 1, 2014 to December 1, 2016, (ii) reduce the aggregate amount of the commitment of the Lenders to make loans or extend credit under the Loan Agreement from $35,000,000 to $20,000,000, and (iii) agree to certain other amendments to the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.            Amendment to Loan Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a)           Section 1.2 is hereby amended by amending the definitions of “Maximum Revolving Advance Amount” and “Senior Debt Payments” to provide as follows:

“Maximum Revolving Advance Amount” shall mean $20,000,000.

“Senior Debt Payments” shall mean and include all cash actually expended by any Borrower to make (a) interest payments on any Advances hereunder, plus (b) payments of all fees set forth herein and with respect to any Advances (other than the fee payable under Section 3.3(a) hereof), plus (c) capitalized lease payments, plus (d) payments of principal of or interest on any other Indebtedness for borrowed money (other than (w) the 3.25% Convertible Subordinated Notes, (x) Indebtedness repaid pursuant to the Exchange Offer and the Tender Offers, (y) payments made pursuant to the 8.50% Convertible Senior Note Refinancing Transaction solely to the extent that EBITDA is not increased by the reduction of Indebtedness of Borrowers on a Consolidated Basis resulting from the 8.50% Convertible Senior Note Refinancing Transaction or (z) other payments in respect of the 8.50% Convertible Senior Notes solely to the extent that EBITDA is not increased by the reduction of Indebtedness of Borrowers on a Consolidated Basis resulting from any refinancing of the 8.50% Convertible Senior Notes).

(b)           Section 1.2 is hereby amended by adding the following defined terms in their appropriate alphabetical order:

“2014 Refinancing Indebtedness” shall have the meaning set forth in Section 7.8(ix).

“2015 Refinancing Indebtedness” shall have the meaning set forth in Section 7.8(x).

“Amendment No. 5 Effective Date” shall mean September 22, 2014.

(c)           Section 2.1(a)(y)(v) is hereby amended in its entirety to provide as follows:

“(v)(1) on each date during the period commencing on December 1, 2014 and ending on the earlier of (i) January 16, 2015 or (ii) the date on which the 8.50% Convertible Senior Notes have been either repaid, repurchased, redeemed, retired or otherwise acquired in full or refinanced with Indebtedness having a maturity date no earlier than January 1, 2017, an amount equal to the aggregate principal balance of the 8.50% Convertible Senior Notes outstanding on such date and (2) on each date during the period commencing on December 1, 2015 and ending on the earlier of (i) January 16, 2016 or (ii) the date on which the 8.50% Convertible Senior Notes have been either repaid, repurchased, redeemed, retired or otherwise acquired in full or refinanced with Indebtedness having a maturity date no earlier than January 1, 2017, an amount equal to the aggregate principal balance of the 8.50% Convertible Senior Notes outstanding on such date, minus”

(d)           Section 6.5(a) is hereby amended in its entirety to provide as follows:

“6.5.           Financial Covenants.

(a)           Fixed Charge Coverage Ratio.  Cause to be maintained a Fixed Charge Coverage Ratio as of the end of each period set forth below of not less than the corresponding Fixed Charge Coverage Ratio for such period set forth below:

Period	Fixed Charge Coverage Ratio
For the fiscal quarter ending on or about December 31, 2014	1.05 : 1.00
For the two fiscal quarters ending on or about March 31, 2015	1.05 : 1.00
For the three fiscal quarters ending on or about June 30, 2015	1.05 : 1.00
For the four fiscal quarters ending on or about September 30, 2015 and for each four fiscal quarter period ending on the last day of each fiscal quarter thereafter	1.05 : 1.00”

(e)           Section 6.11 is hereby amended and restated in its entirety to provide as follows:

“6.11.           Maintenance of Deposit Account.  Maintain at all times following the Amendment No. 5 Effective Date a Depository Account with Agent, subject to Agent’s sole dominion and control, with a cash balance not less than $2,500,000.”

(f)           A new Section 6.13 is hereby added immediately following Section 6.12, to provide as follows:

“6.13.           Maintenance of Cash for Repayment of 8.50% Convertible Senior Notes.

In addition to the requirement set forth in Section 7.8(x)(e), on each date during the period commencing December 1, 2014 and ending on the earlier of (x) January 16, 2015 or (y) the date on which the 8.50% Convertible Senior Notes are repaid, repurchased, redeemed, retired or otherwise acquired in full or refinanced in full with Indebtedness having a maturity date no earlier than January 1, 2017, Borrowers shall maintain cash on their balance sheet (without duplication of amounts required by Section 7.8(x)(e)) in an amount not less than the aggregate outstanding principal balance of the 8.50% Convertible Senior Notes as of such date and (ii) on each date during the period commencing on December 1, 2015 and ending on the earlier of (x) January 16, 2016 or (y) the date on which the 8.50% Convertible Senior Notes are repaid, repurchased, redeemed, retired or otherwise acquired in full or refinanced in full with Indebtedness having a maturity date no earlier than January 1, 2017, Borrowers shall maintain cash on their balance sheet (without duplication of amounts required by Section 7.8(x)(e)) in an amount not less than the aggregate outstanding principal balance of the 8.50% Convertible Senior Notes as of such date.”

(g)           Section 7.8 is hereby amended by deleting the “and” at the end of clause (vii) thereof and replacing the “.” at the end of clause (viii) thereof with the following:

“, (ix) unsecured Indebtedness incurred after the Amendment No. 5 Effective Date and prior to January 15, 2015, so long as (a) such Indebtedness (the “2014 Refinancing Indebtedness”) has  a maturity date no earlier than January 1, 2017, (b) at the time of incurrence thereof, the aggregate principal amount of the 2014 Refinancing Indebtedness does not exceed the aggregate outstanding principal balance of the 8.50% Convertible Senior Notes that may be put to Borrowers for payment on January 15, 2015, (c) the terms of the 2014 Refinancing Indebtedness are acceptable to Agent in Agent’s reasonable discretion and (d) on January 16, 2015, the aggregate outstanding principal amount of 2014 Refinancing Indebtedness shall not exceed the principal amount of all 8.50% Convertible Senior Notes that have been repaid, repurchased, redeemed, retired or otherwise acquired on or prior to January 15, 2015, and (x) unsecured Indebtedness incurred on or after January 15, 2015 and prior to January 15, 2016, so long as (a) such Indebtedness (the “2015 Refinancing Indebtedness”) has  a maturity date no earlier than January 1, 2017, (b) at the time of incurrence thereof, the aggregate principal amount of the 2015 Refinancing Indebtedness does not exceed the aggregate outstanding principal balance of the 8.50% Convertible Senior Notes that may be put to Borrowers for payment on January 15, 2016, (c) the terms of the 2015 Refinancing Indebtedness are acceptable to Agent in Agent’s reasonable discretion, (d) on January 16, 2016, the aggregate outstanding principal amount of 2015 Refinancing Indebtedness shall not exceed the principal amount of all 8.50% Convertible Senior Notes that have been repaid, repurchased, redeemed, retired or otherwise acquired on or after January 16, 2015 and on or prior to January 15, 2016 and (e) in addition to the requirements set forth in Section 6.13, Borrowers shall at all times maintain cash on their balance sheet (without duplication of amounts required by Section 6.13) in an amount not less than (I) the aggregate principal balance of the 2015 Refinancing Indebtedness then outstanding minus (II) the principal amount of all 8.50% Convertible Senior Notes that have been repaid, repurchased, redeemed, retired or otherwise acquired on or after January 16, 2015 and on or prior to January 15, 2016.”

(h)           Section 7.17 is hereby amended and restated in its entirety to provide as follows:

“Prepayment of Indebtedness.  At any time, directly or indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower; provided that,

(a)            Borrowers shall be permitted to repurchase the 3.25% Convertible Subordinated Notes in whole or in part so long as, after giving effect to any such repurchase, no Default or Event of Default has occurred and is continuing and Liquidity is not less than $50,000,000, and

(b)           Borrowers shall be permitted to repay, repurchase, redeem, retire or otherwise acquire the 8.50% Convertible Senior Notes in whole or in part so long as, after giving effect to any such repayment, repurchase, redemption, retirement or acquisition, no Default or Event of Default has occurred and is continuing and Liquidity is not less than $20,000,000.”

(i)           Section 10.5 is hereby amended by amending and restating clause (i) thereof as follows:

“failure or neglect of any Borrower or any Guarantor to perform, keep or observe any term, provision, condition or covenant contained in Sections 4.6, 4.15(i), 4.17, 6.5, 6.11, 6.13 or Article VII of this Agreement, or”

(j)           Section 13.1 is hereby amended and restated in its entirety to provide as follows:

“Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until December 1, 2016 (the “Term”), unless sooner terminated as herein provided.  Borrowers may terminate this Agreement at any time upon at least ten (10) days’ prior written notice upon payment in full of the Secured Obligations.  In the event this Agreement is terminated prior to the last day of the Term (the date of such termination hereinafter referred to as the “Early Termination Date”), Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to $50,000 if the Early Termination Date occurs after the Amendment No. 5 Effective Date but on or before December 1, 2015; provided, that following the occurrence of an Event of Default arising under the proviso of Section 10.19, which Event of Default has not been waived by Agent, Borrowers shall be permitted to terminate this Agreement and pay off all of the Secured Obligations in full and shall not be required to pay such early termination fee.”

3.           Conditions of Effectiveness.  This Amendment shall become effective upon satisfaction of the following conditions precedent.  Agent shall have received:

(a)           a copy of this Amendment executed by Borrowers, Agent and Lenders; and

(b)           an amendment fee in the amount of $50,000, which fee shall be fully earned as of and payable on the date hereof and which shall be charged by Agent to Borrowers’ Account.

4.           Representations and Warranties.  Each Borrower hereby represents and warrants as follows:

(a)           This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms (except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally or general principals of equity).

(b)           Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c)           The execution, delivery and performance of this Amendment and all other documents in connection therewith has been duly authorized by all necessary corporate action on the part of the Borrowers, and do not contravene, violate or cause the breach of any agreement, judgment, order, law or regulation applicable to any Borrower.

(d)           Upon the effectiveness of this Amendment, no Event of Default or Default has occurred and is continuing.

(e)           No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement.

5.           Representation by Agent.  Agent hereby represents that, as of the date hereof, PNC Bank, National Association is the only Lender party to the Loan Agreement.

6.           Effect on the Loan Agreement.

(a)           Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b)           Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)           Except as otherwise expressly contemplated hereby, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

(d)           This Amendment shall be an Other Document for all purposes under the Loan Agreement.

7.           Release.  The Borrowers hereby acknowledge and agree that:  (a) to their knowledge neither they nor any of their Subsidiaries have any claim or cause of action against Agent or any Lender (or any of Agent’s or any Lender’s Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Loan Agreement or the Other Documents and (b) to their knowledge Agent and each Lender have heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Borrowers under the Loan Agreement and the Other Documents.  Notwithstanding the foregoing, Agent and each Lender wish (and the Borrowers agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Agent’s or such Lender’s rights, interests, security and/or remedies under the Loan Agreement and the Other Documents.  Accordingly, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration, the Borrowers (for themselves and their respective Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (each a “Releasor” and collectively, the “Releasors”) do hereby fully, finally, unconditionally and irrevocably release and forever discharge Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (each a “Released Party” and collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent of fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, except for a Released Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, prior to the date hereof arising out of, connected with or related in any way to the Loan Agreement or any Other Document, or any act, event or transaction related or attendant thereto, or Agent’s or any Lender’s agreements contained therein, or the possession, use, operation or control in connection therewith of any of the assets of the Borrowers, or the making of any advance thereunder, or the management of such advance or the Collateral.

8.           Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

9.           Costs and Expenses.  Borrowers hereby agree to pay the Agent, on demand, all reasonable costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Agent in connection with this Agreement and any instruments or documents contemplated hereunder.

10.           Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

11.           Counterparts; Electronic Transmission.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission or other electronic transmission (including transmission of a PDF file) shall be deemed to be an original signature hereto.

[Signature page follows this page]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

HUTCHINSON TECHNOLOGY INCORPORATED

By:	/s/ David P. Radloff
Name:	David P. Radloff
Title:	Vice President and
Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Robert Anchundia
Name:	Robert Anchundia
Title:	Senior Vice President

6